UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2010

PURE BIOFUELS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Shadow Trace Circle
Houston, TX	77082-5637
Address of principal executive offices	Zip Code

1-281-540-9317
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2010, we elected a new Director, Mr. Jay R. Troger.

From December 2008 to July 2010, he was President and Chief Operating Officer, Greenwood Fuels, a producer of renewable fuel pellets.  From January 2008 to December 2008, he was Senior Advisor, Wydown Management Corp., a business advisory services company.  From September 2005 to December 2007, he was Chief Executive Officer, Butterfly Worldwide LLC, a direct sales of women’s accessories company.  From November 2002 to September 2005, he was President, U.S. Division, Falcon Waterfree Technologies, a design and manufacture of waterless urinals company.  He received from Boston University School of Law, J.D. Magna Cum Laude, 1980 and from Harvard College, A.B. Cum Laude, 1977.  As a member of the board, Mr. Troger contributes the benefits of his 20 years of executive leadership and management experience.  This experience includes management of a renewable fuels business and extensive management of manufacturing operations.  In addition, as a former Partner at Bain & Company, Mr. Troger contributes significant expertise in the design and implementation of business strategies.

He was elected pursuant to the provisions of our Shareholders’ Agreement with Plainfield Asset Management allowing them to select up to three directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: November 22, 2010	By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director